As filed with the Securities and Exchange Commission on July __, 2007

                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                     First Litchfield Financial Corporation
             (Exact name of registrant as specified in its charter)

                     Delaware                       06-1241321
            (State or other jurisdiction of      (I.R.S. Employer
           incorporation or organization)        Identification No.)

                             ----------------------

                                 13 North Street
                          Litchfield, Connecticut 06759
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

        First Litchfield Financial Corporation 2007 Restricted Stock Plan
                            (Full title of the plan)

                             ----------------------

                                 Joseph J. Greco
                       President & Chief Executive Officer
                     First Litchfield Financial Corporation
                                 13 North Street
                          Litchfield, Connecticut 06759
                     (Name and address of agent for service)

                             ----------------------

                                 (860) 567-8752
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:

                              J. J. Cranmore, Esq.
                          Cranmore, FitzGerald & Meaney
                             49 Wethersfield Avenue
                           Hartford, Connecticut 06114
                                 (860) 522-9100

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                 Proposed          Proposed
                                   Amount        Maximum            Maximum
     Title of Securities            to be     Offering Price       Aggregate           Amount of
       to be Registered          Registered      per Unit      Offering Price(1)   Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value $0.01      25,000         $17.10           $427,500             $13.13
=====================================================================================================

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the bid and ask prices reported on July 25, 2007.

--------------------------------------------------------------------------------
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I of Form S-8 will be sent or given by First Litchfield Financial Corporation (the "Corporation") to participants in the Corporation's 2007 Restricted Stock Plan (the "Plan"), as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and are not filed as part of this registration statement pursuant to the Note to Part I of Form S-8. The Corporation will provide to participants a written statement advising them of the availability without charge, upon written or oral request, of such documents and the documents incorporated by reference herein by Item 3 of Part II of this registration statement, as is required by Item 2 of Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this registration statement:

         (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 2006;

         (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

         (c) The Corporation's Current Reports on Form 8-K filed on February 26, 2007, March 19, 2007, May 10, 2007, May 17, 2007,
                  June 1, 2007, and June 4, 2007.

         (d) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 2006; and

         (e) The description of the Corporation's common stock contained in its Form 10-SB, filed January 7, 2000, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.

         This Item is not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         This Item is not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law authorizes the Corporation to indemnify Officers, Directors and certain individuals associated with the Corporation.

         In general, Article IX of the Corporation's Bylaws provides that the Corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, and any appeal therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

         Article IX of the Corporation's Bylaws also provides that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Article IX) that despite the adjudication of liability, or the settlement, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

         Article IX of the Corporation's Bylaws further provides that expenses incurred in connection with a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee or agent to repay such amount if it shall be determined that he or she is not entitled to be indemnified by the Corporation.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         This Item is not applicable.

Item 8.  EXHIBITS.

Exhibit No.                         Description
-----------                         -----------

   4.1 Certificate of Incorporation of First Litchfield Financial Corporation, as amended. (Incorporated by reference to Exhibit
                  3.1 in the Corporation's Registration Statement on Form 10-SB filed January 7, 2000 (File No. 0-28815)).

   4.2            By-Laws of First Litchfield Financial Corporation, as amended.
                  (Incorporated by reference to Exhibit 3.2 in the Corporation's Registration Statement on Form 10-SB filed January 7, 2000 (File No. 0-28815)).

   5.1 Opinion of Cranmore, FitzGerald & Meaney as to the legality of the securities being registered.

   23.1           Consent of Cranmore,  FitzGerald & Meaney (included in Exhibit
                  5.1).

   23.2           Consent of McGladrey & Pullen, LLP.

   24.1 Powers of Attorney (included in the signature page of this registration statement).

   99.1           First Litchfield  Financial  Corporation 2007 Restricted Stock
                  Plan.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Litchfield, State of Connecticut, on July 26, 2007.

                                         First Litchfield Financial Corporation
                                         [REGISTRANT]

                                         By: /s/ Joseph J. Greco
                                             -------------------
                                         Joseph J. Greco
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Joseph J. Greco and Carroll A. Pereira and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                 --------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                      Date
        ---------                           -----                      ----

   /s/ Joseph J. Greco           President, Chief Executive        July 26, 2007
   -------------------           Officer and Director
     Joseph J. Greco

  /s/ Patrick J Boland           Director                          July 26, 2007
  --------------------
    Patrick J. Boland

  /s/ John A. Brighenti          Director                          July 26, 2007
  ---------------------
    John A. Brighenti

/s/ Perley H. Grimes, Jr.        Director                          July 26, 2007
-------------------------
  Perley H. Grimes, Jr.

 /s/ Kathleen A. Kelley          Director                          July 26, 2007
 ----------------------
   Kathleen A. Kelley

  /s/ George M. Madsen           Director                          July 26, 2007
  --------------------
    George M. Madsen

   /s/ Alan B. Magary            Director                          July 26, 2007
   ------------------
     Alan B. Magary

 /s/ Gregory S. Oneglia          Director                          July 26, 2007
 ----------------------
   Gregory S. Oneglia

   /s/ Charles E. Orr            Director                          July 26, 2007
   ------------------
     Charles E. Orr

   /s/ Richard E. Pugh           Director                          July 26, 2007
   -------------------
     Richard E. Pugh

 /s/ William J. Sweetman         Director                          July 26, 2007
 -----------------------
   William J. Sweetman

  /s/ H. Ray Underwood           Director                          July 26, 2007
  --------------------
    H. Ray Underwood

 /s/ Patricia D. Werner          Director                          July 26, 2007
 ----------------------
   Patricia D. Werner

 /s/ Carroll A. Pereira          (Principal Financial and          July 26, 2007
 ----------------------          Accounting Officer)
   Carroll A. Pereira